                           ASSET PURCHASE AGREEMENT
                           ------------------------


     THIS ASSET PURCHASE AGREEMENT ("Agreement") is made effective as of the 24th day of June, 1998, by and between Jones Cable Income Fund 1-B/C Venture, a Colorado general partnership (referred to as "Seller"), and TelePartners L.L.C., an Iowa limited liability company (referred to as "Buyer").

                                    PREMISES
                                    --------

     A. Seller owns and operates a cable television system operating in and around the communities of Dakota County, Dakota City, Wayne, South Sioux City, Homer, Walthill and Wayne County, Nebraska (the "System").

     B. Seller intends to sell, and Buyer intends to buy, Seller's assets used in the operation of the System for the purchase price and on the terms and conditions hereinafter set forth.

                                   AGREEMENTS
                                   ----------

     In consideration of the above premises and the covenants and agreements contained herein, Seller and Buyer agree as follows:

                                   SECTION I

                                 DEFINED TERMS
                                 -------------

     The following terms shall have the following meanings in this Agreement:

     1.1 "Accounts Receivable" means the rights of Seller to payment for services performed by Seller with respect to the System on or before the Closing Date, as reflected on the subscriber billing records of Seller.

     1.2 "Assets" means those tangible and intangible assets used in connection with the System being sold, transferred, and otherwise conveyed to Buyer hereunder, as specified in detail in Section 2.1.
                                     -----------

     1.3 "Closing Date" shall mean the date that the transaction contemplated by this Agreement is consummated as determined in accordance with the provisions of Section 8.1 hereof.
   -----------

     1.4 "Contracts" means all material subscription agreements and other contracts, leases, private easements, private rights-of-way, multiple dwelling unit agreements, must carry notifications, pole attachment and conduit agreements, subscriber agreements and other agreements, written or oral (including any amendments and other modifications thereto) to which Seller is a party on the date hereof, which relate to the Assets or the operation of the System (other than the Excluded Contracts), and are listed on SCHEDULE 1.4
                                                              ------------
attached hereto, plus such new agreements as are entered into by Seller in the ordinary course of business between the date hereof and the Closing Date and which relate to the System, and minus such agreements which in the interim have expired or been terminated.

     1.5 "Excluded Assets" shall mean: (a) Seller's cash on hand as of the Closing Date, and all other cash in any of Seller's bank or savings accounts, any and all insurance policies, construction and performance bonds, intercompany receivables with respect to any affiliate of Seller, letters of credit or other similar items and any cash surrender value in regard thereto, and any stocks, bonds, certificates of deposit and similar investments; (b) any programming Contracts, employment Contracts, consulting Contracts, billing services and related leased equipment, employee benefit plans, retransmission consent agreements relating to the System, and the Contracts described on SCHEDULE 1.5
                                                                  ------------
(the "Excluded Contracts"); (c) any books and records that Seller is required by law to retain, subject to the right of Buyer to have access to and to copy for a reasonable period, not to exceed three years from the Closing Date, and Seller's partnership books and records related to internal partnership matters and financial relationships with Seller's lenders; (d) any claims, rights and interests in and to any refunds of federal, state or local franchise, income or other taxes or fees for periods prior to the Closing Date; (e) the trademarks, trade names, service marks and all other information and similar intangible assets relating to Seller or the System; and (f) the rights, assets and properties described on SCHEDULE 1.5.
                        ------------

     1.6 "Equivalent Basic Subscriber" or "EBS" shall mean with respect to the System, an active customer for basic service either in a single household, a commercial establishment or in a multi-unit dwelling (including a hotel unit); provided, however, that the number of customers in a multi-unit dwelling or commercial establishment that obtain service on a "bulk-rate" basis will be determined by dividing (i) the gross bulk-rate billings for basic service and expanded basic service (but not billings from a la carte tiers or premium services, installation or other non-recurring charges, converter rental or from any outlet or connection other than the first outlet or connection or from any pass-through charge for sales taxes, line-itemized franchise fees, fees charged by the FCC and the like), attributable to such multi-unit dwelling or commercial establishment during the most recent billing period ended prior to the date of calculation (but excluding billings in excess of a single month's charge) by
(ii) the applicable residential basic and tier rate for the franchise area in which such dwelling or establishment is located. For purposes of this definition, an "active customer" will mean any person, commercial establishment or multi-unit dwelling at any given time that is paying for and receiving basic service from the System who has an account that is not more than 60 days past due as of the Adjustment Time (as defined herein) (except for past due amounts of $10.00 or less, provided such account is otherwise current). For purposes of this definition, an "active customer" does not include any person, commercial establishment or multi-unit dwelling that (i) as of the date of calculation has not paid in full the charges for at least one month of basic and/or tier service; or (ii) any subscriber whose service is pending disconnection for any reason.

     1.7 "Equipment" means all tangible personal property, inventory, vehicles, electronic devices, trunk and distribution cable, amplifiers, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber devices (including converters, encoders, transformers, behind television sets and fittings), towers, equipment (origination, transmission and distribution system), and tools held for use with respect to the System, owned by Seller and listed on SCHEDULE 1.7 attached hereto, other than the Excluded Assets.
          ------------

     1.8 "Franchises" means all municipal, county and state franchises, franchise applications (if any), authorizations, ordinances and permits relating to the System and described on SCHEDULE 1.8 attached hereto.
                               ------------

     1.9 "Franchising Authorities" means the communities that have issued a Franchise with respect to the System.

     1.10 "Licenses" shall mean all domestic satellite, business radio, CARS, microwave and other licenses, and all authorizations and permits relating to the System granted to the Seller by any governmental or quasi-governmental authority and listed on SCHEDULE 1.10 attached hereto, except the Franchises or any public
              -------------
easements or rights-of-way related thereto.

     1.11 "Permitted Liens" shall mean: (a) any lien for current taxes and other governmental charges and assessments which are not yet due and payable;
(b) zoning restrictions, prohibitions, and other requirements imposed by any governmental or quasi-governmental authority having jurisdiction over the Assets; (c) with respect to any Real Property leased by Seller, the rights of lessor and any easements, encumbrances, restrictions, reservations or covenants arising by or through such lessor, or any predecessor thereof; and (d) with respect to the Real Property, any covenants, easements, rights-of-way, restrictions, and other similar encumbrances of record or matters which would be reflected on an accurate survey.

     1.12 "Real Property" means all of the fee or leasehold interests in real estate, private easements, private rights to access, private rights-of-way, and other real property interests which are owned or leased by Seller and listed on
SCHEDULE 1.12 and are used or useful by Seller, as of the date of this
-------------
Agreement, in the conduct of the business or operations of the System, plus such additions thereto and deletions therefrom arising in the ordinary course of business and permitted by this Agreement between the date of this Agreement and the Closing Date.

                                   SECTION 2

                          SALE AND PURCHASE OF ASSETS
                          ---------------------------

       2.1  Agreement to Sell and Buy.  Subject to the terms and conditions set
            -------------------------
forth in this Agreement, Seller hereby agrees to transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the following assets associated with the System, free and clear of any liabilities, liens, conditions, or encumbrances (other than the Permitted Liens), and described as follows (collectively, the "Assets"):

          a.   The Franchises;

          b.   The Equipment;

          c. The Real Property;

          d. The Contracts;

          e. The Accounts Receivable;

          f. The Licenses;

          g. All of Seller's technical information and data, customer lists, machinery and equipment warranties, maps, computer disks and tapes, plans, diagrams, blueprints and schematics relating to the System, including filings with the FCC, other than as any of the foregoing relate to the Excluded Assets;

          h. All books and records relating to the business or operations of the System, including executed copies of the Contracts and filings with the Franchising Authorities and other regulatory authorities; subject to the right of Seller to have such books and records made available to Seller for a reasonable period, not to exceed three years from the Closing Date; and

          i. all intangible assets of Seller relating to the System and not specifically described above.

     The Excluded Assets shall not be conveyed by Seller to Buyer at Closing and are expressly excluded from the definition of Assets.

     2.2  Deposit.  Upon execution and delivery of this Agreement by Seller and
          -------
Buyer, Buyer shall deliver Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit") to US Bank ("Escrow Agent"), to be held in an interest bearing account and applied pursuant to the terms of that certain Escrow Agreement, dated the date hereof, by and among Seller, Buyer and Escrow Agent.

     2.3  Purchase Price and Payment.  The purchase price for the Assets shall
          --------------------------
be a total of Nine Million Five Hundred Thousand Dollars ($9,500,000) (the "Purchase Price"), subject to Buyer receiving a credit for the Deposit, plus interest on the Deposit, and subject to the adjustments as provided in Section
                                                                       -------
2.4 of this Agreement. The Purchase Price shall be paid by Buyer to Seller on
---
the Closing Date, by wire transfer of funds to such accounts as may be designated by Seller to Buyer in writing.

2.4  Adjustments to Purchase Price.  The Purchase Price shall be adjusted
     -----------------------------
as follows:

          2.4.1  EBS Adjustment.  The Purchase Price shall be adjusted downward
                 --------------
by an amount equal to $1,508.00 multiplied by the number, if any, of Equivalent Basic Subscribers of the System less than 6,300 as of the Closing Date (the "EBS Adjustment Amount"); provided, however, that the EBS Adjustment Amount shall not be greater than $475,020 (the "EBS Adjustment Cap").

          2.4.2  Current Items Amount.  Buyer or Seller, as appropriate,shall
                 --------------------
pay to the other (by increasing or decreasing the Purchase Price paid to Seller at the Closing) the net amount of the adjustments and prorations effected pursuant to the following provisions (the "Current Items Amount"). The adjustments provided for herein shall be made in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis as of the close of business (11:59 p.m., central time) on the day immediately preceding the Closing Date (the "Adjustment Time").

                 2.4.2.1 Accounts Receivable.  Seller shall be entitled to an
                         -------------------
          amount equal to the sum of (i) 100% of the face amount of all Accounts Receivable that are current or 30 days (or one calendar month, if such period is longer than 30 days) or less past due as of the Adjustment Time, plus (ii) 90% of the face amount of all Accounts Receivable that are between 31 days and 60 (or between one and two calendar months, if such period is longer) days past due as of the Adjustment Time, and
          (iii) 0% for all Accounts Receivable that are 60 days (or two calendar months, if such period is longer than 60 days) or more past due as of the Adjustment Time. For purposes of making "past due" calculations, the monthly billing statements of Seller shall be deemed to be due and payable on the first day of the month during which the service to which such billing statements relate is provided.

                 2.4.2.2 Advance Payments and Deposits.  Buyer shall be entitled
                         -----------------------------
          to a credit against the Purchase Price in an amount equal to the aggregate of (i) all deposits of subscribers of the System for converters, decoders, and similar items, and (ii) all payments for services to be rendered by Buyer to subscribers of the System following the Adjustment Time for which the Seller has already received payment.

                 2.4.2.3 Expenses. As of the Adjustment Time, the following
                         --------
          expenses shall be prorated so that all expenses for periods prior to the Adjustment Time shall be for the account of Seller, and all expenses for periods after the Adjustment Time shall be for the account of Buyer: (i) all payments and charges under the Franchises, any Licenses, and the Contracts; (ii) taxes levied or assessed against any of the Assets; (iii) taxes, if any, payable with respect to cable television service and related sales to subscribers of the System;
          (iv) charges for utilities and other goods or services furnished to the System; (v) copyright fees based on signal carriage by the System;
          (vi) all prepaid expenses relating to the System including, but not limited to, security, utility or similar deposits, prepaid taxes and prepaid insurance; and (vii) all other items of expense relating to the System; provided, however, that Seller and Buyer shall not prorate any (x) items of expense payable under any Excluded Assets or (y) payroll expenses, including accrued wages and vacation and sick pay for the employees of the System, all of which shall remain and be solely for the account of Seller.

     2.5  Closing and Post-Closing Purchase Price Adjustment Procedures.
          -------------------------------------------------------------

          2.5.1  Initial Adjustment Certificate.  The EBS Adjustment Amount, if
                 ------------------------------
     any, and the Current Items Amount shall be estimated in good faith by Seller, and set forth, together with a detailed statement of the calculation thereof, in a certificate (the "Initial Adjustment Certificate") executed by a duly authorized representative of Seller and delivered, together with such supporting documentation as the Buyer may reasonably request, to Buyer not later than five (5) days prior to the Closing. The EBS Adjustment Amount and the Current Items Amount as shown on the Initial Adjustment Certificate shall be used to calculate the adjustments to the Purchase Price and the amount payable to Seller at the Closing.

          2.5.2  Post-Closing Adjustments.  On or before the date which is
                 ------------------------
     ninety (90) days after the Closing Date, Seller shall deliver to Buyer a final calculation of the adjustments to the Purchase Price pursuant to
     SECTION 2.4 calculated as of the Closing Date (the "Final Adjustment"),
     -----------
     together with such supporting documentation as Buyer may reasonably request, which shall evidence in reasonable detail the nature and extent of each adjustment. Buyer shall cooperate with Seller and provide reasonable access to the necessary personnel and records of Buyer and deliver to Seller copies of such records as Seller may reasonably request, to prepare the Final Adjustment. Should Buyer dispute Seller's Final Adjustment, Buyer shall promptly, but in no event later than 30 days after receipt of the Final Adjustment, deliver to Seller written notice describing in reasonable detail the dispute, together with Buyer's determination as to the Final Adjustment in reasonable detail. If the dispute is not resolved by the parties within 30 days from the date of receipt by Seller of written notice from Buyer, the parties agree to engage Ernst & Young or another "big six" accounting firm mutually acceptable to Seller and Buyer (the "Independent Accountant") to resolve the dispute within 30 days after such engagement. The Independent Accountant's determination shall be final and binding on the parties. All fees and costs of the Independent Accountant shall be borne by the non-prevailing party as determined by the Independent Accountant; provided, however, that if the Independent Accountant does not make such a determination, the costs and expenses of the Independent Accountant shall be borne equally by the Seller and the Buyer.

          2.6  Transfer Taxes and Fees.  Any sales, use, transfer or documentary
               -----------------------
     taxes imposed in connection with the sale and delivery of the Assets and rights acquired by Buyer under this Agreement shall be paid by Buyer; provided, however, that Seller agrees to reimburse Buyer for one-half of any such taxes paid.

     2.7  Assumption of Liabilities.  As of the Adjustment Time, Buyer shall
          -------------------------
assume, pay, discharge, and perform the following obligations and liabilities (collectively, the "Assumed Liabilities"): (i) all liabilities and obligations with respect to acts, omissions or events occurring subsequent to the Closing Date under any Franchise, License or Contract; (ii) other obligations and liabilities of Seller relating to the Assets only to the extent that there shall be an adjustment in favor of Buyer with respect thereto pursuant to Section 2.4;
                                                                    -----------
and (iii) all obligations and liabilities arising out of Buyer's ownership of the Assets or operation of the System after the Closing Date. All debts, liabilities, and obligations arising out of or relating to the Assets or the operation of the System other than the Assumed Liabilities shall remain and be the obligations and liabilities of Seller.

     2.8  Allocation.  For federal income and other applicable tax purposes, the
          ----------
Purchase Price shall be allocated among the Assets as agreed to by the parties prior to the Closing Date. In the event that the parties have not agreed upon an allocation of the Purchase Price prior to Closing, the allocation of the Purchase Price shall be determined by an appraisal to be obtained within 120 days after the Closing Date. The appraiser performing the appraisal shall be mutually selected and engaged by Seller and Buyer. The parties shall cause the appraiser to consult with Buyer and Seller during the preparation of such appraisal, and the appraiser shall deliver drafts and the final appraisal to Buyer and Seller simultaneously. Buyer and Seller agree to be bound by such allocation and to file all returns and reports in respect of the transactions contemplated herein on the basis of such allocation. The cost of the appraisal shall be borne equally by Buyer and Seller.

                                   SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Seller represents and warrants to and with Buyer as follows:

     3.1  Organization, Standing, and Authority.  Seller is a general
          -------------------------------------
partnership duly organized, validly existing, and in good standing under the laws of the State of Colorado. Seller has all requisite power (i) to own, operate, lease, and use the Assets, (ii) to conduct the business of operating its System as presently conducted, and (iii) subject to obtaining the approval of the Board of Directors of Jones Intercable, Inc. ("Intercable"), to execute, deliver, and perform its obligations under this Agreement and the documents contemplated hereby according to their respective terms.

     3.2  Authorization and Binding Obligation.  Subject to the approval of the
          ------------------------------------
Board of Directors of Intercable, the execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary action on the part of Seller. Subject to the approval of the Board of Directors of Jones Intercable, Inc., this Agreement has been duly executed and delivered by Seller and constitutes a legal, valid, and binding obligation of Seller enforceable against Seller in accordance with its terms.

     3.3  Franchises.  Seller and each of the respective Franchising Authorities
          ----------
for the communities of the System have complied in all material respects with the applicable Franchises. Each of the applicable Franchises is valid, in full force and effect and is enforceable in accordance with its terms against the parties thereto. There is no legal action, governmental proceeding, or investigation pending or, to Seller's Knowledge (as defined below) threatened, for the purpose of modifying, revoking, terminating, suspending, canceling or reforming any applicable Franchise.

     3.4  Equipment and Real Property.  SCHEDULE 1.7 contains a list of all
          ---------------------------   ------------
material Equipment currently used by Seller to conduct the business and operations of the System as now conducted. SCHEDULE 1.12 contains a list of all
                                           -------------
Real Property currently used in the operation of the System. Seller is not in material default under the leases described on SCHEDULE 1.12 and Seller has
                                               -------------
complied with all material obligations thereunder.

     3.5  Contracts.  SCHEDULE 1.4 contains a list of all material Contracts of
          ---------   ------------
the Seller relating to the System as of the date of this Agreement, except for:
(i) subscription agreements with individual residential subscribers for the cable services provided by the System and other contracts entered into by Seller in the ordinary course of business relating to the System which may be canceled by Seller without penalty on not more than 30 days notice; (ii) miscellaneous service contracts terminable at will without penalty; (iii) other Contracts involving aggregate liabilities under each such Contract not exceeding $25,000.00; and (iv) other Contracts not involving any material nonmonetary obligation.

     3.6  Sufficiency of Assets.  The Assets, together with the Excluded Assets,
          ---------------------
collectively constitute all of the assets and rights that relate directly or indirectly to, are used or usable in, and are reasonably necessary to, operate the System as a going enterprise.

     3.7  Accuracy of Schedules.  All Schedules to this Agreement relating to
          ---------------------
the System are substantially true, accurate and complete in all material respects.

     3.8  Condition of Assets.  The Equipment is in good operating condition and
          -------------------
repair (ordinary wear and tear excepted) and is suitable for the purpose for which it is presently being used by Seller, without the need for any substantial repairs or replacements.

     3.9  No Breach or Violation.  Subject to obtaining the Consents (as defined
          ----------------------
herein), the execution, delivery, and performance of this Agreement will not result in a breach or violation of, or constitute a default under, or create or impose any security interest upon any of the Assets pursuant to any Franchise, statute, ordinance, rule, regulation, agreement, instrument or order.

     3.10 Title to Assets.  Except as described on SCHEDULE 3.10 and except for
          ---------------                          -------------
the Permitted Liens, Seller has good and marketable title to the Assets relating to the System, free and clear of any liens, mortgages, security interests, or any other encumbrances to secure payment or performance of an obligation.

     3.11 Legal and Governmental Proceedings.  There are no legal actions or
          ----------------------------------
governmental proceedings or investigations pending or, to the best of Seller's Knowledge, threatened, against Seller and relating to the System.

     3.12 Required Consents.  Except for the Consents described on SCHEDULE 3.12
          -----------------                                        -------------
or in any other Schedule to this Agreement (the "Consents") no consent, approval or authorization of, or filing with, any person or entity is required to be made or obtained by Seller in connection with the execution, delivery and performance of this Agreement by Seller the failure to obtain or make, as applicable, would have a material adverse effect on the Assets or the System.

     3.13 Tax Proceedings.  No deficiencies have been assessed against Seller on
          ---------------
its System by any federal, state, or local tax authorities and Seller is unaware of any tax audits by any federal, state, or local tax authorities pertaining to the System. Seller has duly and timely filed in proper form all federal, state, and local income, franchise, sales, use, property, excise, payroll, and other tax returns and all other reports required to be filed by law with all governmental authorities. All taxes, fees, and assessments of whatever nature due and payable by Seller pursuant to such returns, reports, or otherwise, have been paid other than accrued property taxes that will be credited against the Purchase Price.

     3.14 Environmental Matters.  Seller has not stored, treated, or disposed of
          ---------------------
hazardous waste, substances, or materials on any real property owned or leased by Seller in connection with the System and upon which any Assets are situated, except in compliance with applicable federal, state and local laws and regulations related to the environment or human health or safety.

     3.15 FCC and Copyright Compliance.  Seller is duly authorized under
          ----------------------------
applicable agreements and FCC rules, regulations, and orders to distribute the signals presently being carried to the subscribers receiving service from the System. Except as set forth on SCHEDULE 3.15 the operation of the System is in
                                -------------
material compliance with the FCC's rules and regulations, and Seller has received no notice and has no reason to know of any claimed default or violation with respect to the foregoing; provided, however, that Seller does not make any representations about rates charged to subscribers, other than the representation about rates charged to subscribers set forth below. Seller has used reasonable good faith efforts to establish rates charged to subscribers, effective since September 1, 1993, that are or were allowable under the Cable Act and any authoritative interpretation thereof now or then in effect, whether or not such rates are or were subject to regulation at that date by any Governmental Authority, including any local franchising authority and/or the FCC, unless such rates were not subject to regulation pursuant to a specific exemption from rate regulation contained in the Cable Act. Except as set forth above, Seller makes no representations or warranties that rates charged to subscribers (a) are allowable under any rules or regulations of the FCC or any authoritative interpretation thereof or (b) would be allowable under any rules and regulations of the FCC or any authoritative interpretation thereof, promulgated after the date of Closing. Seller has made all requisite filings with and payments to the Register of Copyrights and is otherwise in substantial compliance with all applicable rules and regulations of the Copyright Office, except as to potential copyright liability arising from the performance, exhibition or carriage of any music on the System as to which Seller makes no representation.

     3.16 Full Disclosure.  The statements made by Seller in this Agreement do
          ---------------
not contain any untrue statement of material fact, and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.17 Programming Costs.  Subject to the adjustments contemplated by Section
          -----------------                                              -------
2.4, Seller has paid, or will pay, all programming costs due or to become due
---
for the System for the time period prior to and including the Closing Date.

     3.18 No Overbuilds.  To Seller's Knowledge, except as described on SCHEDULE
          -------------                                                 --------
3.18 (i) the System is the only multiple channel operator presently serving the
----
communities which it serves, (ii) no other multiple channel operator is presently contemplated by any person in the communities now served by the System, and (iii) no currently effective franchises or other authorizations other than the Franchises have been issued with respect to the communities served by the System.

     3.19 Compliance with Laws.  To the best of Seller's Knowledge, it has
          --------------------
complied in all material respects with (i) the terms of each Franchise applicable to the System, and (ii) all applicable federal, state, and local laws, rules, regulations and ordinances.

     3.20 Absence of Liabilities.  There are no liabilities of the System that
          ----------------------
are required to be disclosed on Seller's financial statements for the System in accordance with GAAP (absolute or contingent) other than: (i) the liabilities set forth on SCHEDULE 3.20; (ii) liabilities shown on the financial statements
             -------------
for the System; (iii) current liabilities, within the meaning of generally accepted accounting principles, entered into in the ordinary course of business of the System; and (iv) obligations arising under the Contracts.

     3.21 Employment Matters.
          ------------------

          3.21.1  Except as set forth on SCHEDULE 3.21.a, Seller has complied in
                                         ---------------
     all material respects with all applicable laws relating to the employment of labor, including, without limitation, the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), and those relating to wages, hours, collective bargaining, unemployment, insurance, workers' compensation, equal employment opportunity, and the payment and withholding of taxes. To Seller's Knowledge, Buyer is not required to continue any defined benefit, defined contribution, or other employee benefit plan subject to the jurisdiction of ERISA to which Seller is currently a party.

          3.21.2  Attached hereto as SCHEDULE 3.21.b is a list of all employees
                                     ---------------
     of Seller rendering services in connection with the operation of the System ("Employees").

     3.22 Information on System.  As of the date of this Agreement, the System
          ---------------------
has at least 6,100 Equivalent Basic Subscribers and passes approximately nine thousand (9,000) homes. The System generated gross revenue from operations in calendar year 1997 of at least Two Million, Three Hundred Thousand Dollars ($2,300,000).

     With respect to the representations and warranties made by Seller above, term "Knowledge" shall mean the actual awareness or knowledge of an officer of Intercable or the actual awareness or knowledge of the general manager of the System, as opposed to implied or institutional knowledge.

                                   SECTION 4

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     4.1  Organization. Standing and Authority.  Buyer is a limited liability
          ------------------------------------
company duly organized, validly existing, and in good standing under the laws of the State of Iowa. Buyer has all necessary limited liability company power to execute, deliver, and perform this Agreement and the documents contemplated hereby according to their respective terms.

     4.2  Authorization and Binding Obligation.  The execution, delivery, and
          ------------------------------------
performance of this Agreement by Buyer have been duly authorized by all necessary limited liability company action on the part of the Buyer. This Agreement has been duly and validly executed and delivered by Buyer. This Agreement constitutes a legal, valid, and binding obligation of Buyer and is enforceable against Buyer in accordance with it terms.

     4.3  Governmental Authorization. The execution, delivery and performance by
          --------------------------
Buyer of this Agreement requires no action by, consent of, or filing with any governmental authority other than the filing of FCC Form 394 in connection with the transfer of the Franchises.

     4.4  Non-Contravention.  The execution, delivery and performance by Buyer
          -----------------
of this Agreement does not and will not (i) violate the articles of organization or operating agreement of Buyer; or (ii) violate any material agreement to which Buyer is a party.

     4.5  Litigation.  There is no action, suit, investigation or proceeding
          ----------
pending against, or to the knowledge of Buyer, threatened against or affecting, Buyer before any arbitrator or any governmental or quasi-governmental authority, which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

     4.6  Full Disclosure.  The statements made by Buyer in this Agreement do
          ---------------
not include or contain any untrue statement of material fact, and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   SECTION 5

                        PRE-CLOSING COVENANTS OF SELLER
                        -------------------------------

       5.1  Pre-Closing Covenants.  Seller covenants and agrees that between the
            ---------------------
date hereof and the Closing Date, except as contemplated by this Agreement or with the prior written consent of Buyer which shall not be unreasonably withheld:

            5.1.1 Seller will operate the System in the ordinary course of business and consistent with past practices;

            5.1.2 Seller shall provide Buyer and its authorized representatives with full access to all books, records, contracts and documents relating to the System and to all physical plant and equipment associated with the System;

            5.1.3 Seller will use commercially reasonable efforts to preserve Seller's business organizations intact, and to preserve for Buyer the goodwill of its suppliers, subscribers, and others having business relations with it; and

            5.1.4 Seller will not: (i) modify, terminate or renew any material Contract except for those contracts and commitments involving the sale of services and purchases of materials and supplies in the ordinary course of business; provided, however, that Seller may renew any retransmission consent agreement relating to the System and make nonmaterial modifications to Contracts in the ordinary course of business without the consent of Buyer; or (ii) enter into any single Contract involving an annual commitment of more that $15,000 or any Contracts which would in the aggregate involve an annual commitment of more than $25,000 if such Contracts extend beyond the Closing Date or are not terminable at will by Buyer.

     5.2  Maintenance of Insurance.  Seller shall maintain in full force and
          ------------------------
effect up to and including the Closing Date its existing insurance with respect to the System and shall provide Buyer with reasonable, non-proprietary information regarding its insurance coverage and related costs. Buyer shall provide its own coverage for insurance after the Closing Date.

                                   SECTION 6

                       SPECIAL COVENANTS AND AGREEMENTS
                       --------------------------------

     6.1  Consents.  Seller and Buyer shall cooperate, and make commercially
          --------
reasonable efforts, to obtain each Franchising Authority's consent to transfer the Franchises for the System prior to the Closing Date. Buyer shall, at Seller's request, promptly furnish Seller with copies of such documents and information as Seller may reasonably request in connection with obtaining any consent to the transaction contemplated by this Agreement.

     6.2  Brokers.  Except for Jones Group, Ltd. ("Broker"), whose commission
          -------
shall be paid by Seller pursuant to a separate agreement between Seller and Broker, Buyer and Seller each represent and warrant that they have not incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement.

     6.3  Confidentiality.  Except as may be required by law, each party shall
          ---------------
hold in strict confidence all documents, information, or data, whether written or oral, relating to the System and furnished to the other party or its employees, members, lenders, agents, advisors or consultants (collectively, the "Confidential Information"). If the transaction contemplated hereby should not be consummated, such confidence shall be maintained, and all such Confidential Information and all copies thereof shall immediately be destroyed, or returned to the appropriate party. For the purposes of this Agreement, the following shall not be considered Confidential Information: (a) information that was known by the receiving party, its directors, officers, employees, advisors, consultants or affiliates prior to the disclosure thereof by the party delivering such information; (b) information that is or becomes generally available to the general public other than as a result of a disclosure made directly or indirectly by the party receiving information hereunder in breach of the provisions hereof; (c) information that is independently developed by the party receiving information hereunder, its directors, officers, employees, advisors, consultants or its affiliates; or (d) information that is or becomes available to the party receiving information hereunder on a nonconfidential basis from a source other than the party providing information hereunder or its directors, officers, or employees, provided that such source is not known by the party receiving information hereunder to be bound by any obligation of confidentiality in relation thereto.

     6.4  Cooperation.  Buyer and Seller shall cooperate with each other in
          -----------
connection with any actions required to be taken as a part of their respective obligations under this Agreement.

     6.5  Risk of Loss.  The risk of any loss, damage or destruction of any of
          ------------
the Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing, and thereafter, by Buyer.

     6.6  Noncompetition.  At Closing, Seller and Buyer shall enter into a
          --------------
Noncompetition Agreement substantially in the form of EXHIBIT A attached hereto.
                                                      ---------

     6.7  Form 394's.  As soon as practical after the date of this Agreement,
          ----------
the parties will cooperate with each other to complete, execute and deliver, or cause to be completed, executed and delivered to the appropriate Franchise Authorities, an FCC Form 394 with respect to each System Franchise as to which such Form 394 is required.

     6.8  Employees of the System.  Seller acknowledges that Buyer may, but
          -----------------------
shall have no obligation to, hire any of the Employees; provided, however, that Buyer shall give Seller notice at least 60 days after the date of this Agreement (or 30 days prior to Closing, whichever is earlier) of the names of any Employee to whom Buyer will not offer employment to on and after the Closing Date and also provide the new title and salary for those Employees Buyer will retain.

     6.9  Transitional Billing Services.  Seller shall provide to Buyer, upon
          -----------------------------
written request and at Buyer's expense, subscriber billing services ("Transitional Billing Services") in connection with the System for a period of up to 60 days following Closing to allow for conversion of existing billing arrangements. Buyer shall notify Seller in writing at least 60 days after the date of this Agreement (or 30 days prior to Closing, whichever is earlier) as to whether it desires Seller to provide Transitional Billing Services. Each party shall cooperate with all reasonable requests by the other in connection with the first billing cycle following Closing.

                                   SECTION 7

                             CONDITIONS TO CLOSING
                             ---------------------

     7.1  Conditions Precedent of Seller.  The obligations of Seller under this
          ------------------------------
Agreement with respect to the sale of the Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, which may be waived by Seller:

          7.1.1     Accuracy of Representations; Performance of Agreements.  All
                    ------------------------------------------------------
     of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if given on the Closing Date (except for such representations and warranties made as of a particular date or except as otherwise provided by the parties or the terms and provisions of this Agreement) and Buyer shall have complied with and performed in all material respects all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

          7.1.2     No Litigation.  There shall be no legal requirement, and no
                    -------------
     judgment shall have been entered and not vacated by any governmental or quasi-governmental authority of competent jurisdiction, that enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement.

          7.1.3     Deliveries.  Buyer shall have made or stand willing and able
                    ----------
     to make all the deliveries to Seller set forth in SECTION 8.3 hereof.

          7.1.4     Consents.  Seller shall have obtained each of the Consents
                    --------
     designated by Seller and Buyer on SCHEDULE 3.12 as material ("Material
                                  -------------
     Consents").

          7.1.5     Limited Partner Approval.  The limited partners of each of
                    ------------------------
     the general partners of Seller shall have approved this Agreement and the transactions contemplated by this Agreement if such approval is required.

     7.2  Conditions Precedent of Buyer.  The obligations of Seller under this
          -----------------------------
Agreement with respect to the sale of the Assets shall be subject to the fulfillment on or prior to the Closing of each of the following conditions, which may be waived by Buyer:

          7.2.1     Accuracy of Representations; Performance of Agreements.  All
                    ------------------------------------------------------
     of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if given on the Closing Date (except for such representations and warranties made as of a particular date or except as otherwise provided by the parties or the terms and provisions of this Agreement) and Seller shall have complied with and performed in all material respects all of the agreements, covenants, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

          7.2.2     No Litigation.  There shall be no legal requirement, and no
                    -------------
     judgment shall have been entered and not vacated by any governmental or quasi-governmental authority of competent jurisdiction, that enjoins, restrains, makes illegal, or prohibits consummation of the transactions contemplated by this Agreement.

          7.2.3     Deliveries.  Seller shall have made or stand willing and
                    ----------
     able to make all the deliveries to Seller set forth in SECTION 8.2 hereof.

          7.2.4     Consents.  Seller shall have obtained each of the Material
                    --------
     Consents.

                                   SECTION 8

                                    CLOSING
                                    -------

       8.1.  Time and Place.  The consummation of the transfer and delivery of
             --------------
the Assets to Buyer and the receipt of the consideration therefor by Seller shall constitute the "Closing." Unless otherwise mutually agreed to by the parties, the Closing shall take place by mail and/or by facsimile. The parties agree that a signature on a document received by the other party via facsimile shall be deemed valid and binding if the original executed document is sent for delivery to the other party by an overnight courier service that guarantees overnight delivery. Closing shall occur on the first business day of the month immediately following the month in which all conditions set forth in Sections
                                                                     --------
7.1 and 7.2 have been satisfied or waived (provided that such date is not less
------------
than ten (10) business days after all such conditions have been satisfied) or on such other date as Buyer and Seller shall mutually agree (the "Closing Date"). All allocations provided for hereunder shall be made on the Closing Date effective as of the Adjustment Time, except as otherwise agreed in writing by the parties. In no event shall the Closing be held later than September 30, 1998 (the "Outside Closing Date"), unless Buyer and Seller otherwise mutually agree.

     8.2  Deliveries by Seller.  Prior to or on the Closing Date, Seller shall
          --------------------
deliver to Buyer the following:

          8.2.1  Bill of Sale, Assignment and Assumption Agreement.  A duly
                 -------------------------------------------------
     executed Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as EXHIBIT B.
                        ---------

          8.2.2  Consents.  A copy of each Consent received by Seller.
                 --------

          8.2.3  Subscriber Records.  A copy of all customer lists and all
                 ------------------
     subscriber records for all of the System.

          8.2.4  Officer's Certificate.  Seller shall supply a certificate,
                 ---------------------
     dated as of the Closing Date, executed by an officer, certifying: (i) that its representations and warranties contained in this Agreement are true and complete as of the Closing Date except those representations and warranties made as of a specific date and except for changes contemplated or permitted by this Agreement; and (ii) that Seller has, in all material respects, performed all of its obligations and complied with all of its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date.

          8.2.5  Resolutions.  Copies of the respective resolutions of Seller
                 -----------
     evidencing Seller's authority to enter into and perform this Agreement, certified by a secretary or assistant secretary or other officer of Intercable.

          8.2.6  UCC Searches.  UCC searches from the relevant county and
                 ------------
     state public records, dated no more than ten (10) days prior to the Closing Date, showing any liens or encumbrances against the Assets. If any liens or encumbrances do appear on the UCC searches, Seller shall deliver appropriate releases or termination statements to Buyer at the Closing.

          8.2.7  Legal Opinion.  A legal opinion from counsel for Seller
                 -------------
     substantially in the form attached hereto as EXHIBIT C.
                                                  ---------

          8.2.8  Noncompetition Agreement.  A Noncompetition Agreement
                 ------------------------
     substantially in the form attached hereto as EXHIBIT A.
                                                  ---------

          8.2.9  Updated Schedules.  Updated schedules to this Agreement.
                 -----------------

     8.3  Deliveries by Buyer.  Prior to or on the Closing Date, Buyer shall
          -------------------
deliver to Seller the following:

          8.3.1  Purchase Price.  Payment of the purchase price as provided
                 --------------
     for in SECTION 2.3;
            -----------

          8.3.2  Officer's Certificate. Buyer shall supply a certificate,
                 ---------------------
     dated as of the Closing Date, executed by an officer, certifying: (i) that its representations and warranties contained in this Agreement are true and complete as of the Closing Date except those representations and warranties made as of a specific date and except for changes contemplated or permitted by this Agreement; and (ii) that Buyer has, in all material respects, performed all of its obligations and complied with all of its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date.

          8.3.3  Resolutions.  A copy of the resolutions evidencing limited
                 -----------
     liability company authority to enter into and perform this Agreement, certified by a member or manager of Buyer.

          8.3.4  Bill of Sale, Assignment and Assumption Agreement.  A duly
                 -------------------------------------------------
     executed Bill of Sale, Assignment and Assumption Agreement in the form attached hereto as EXHIBIT B.
                        ---------

          8.3.5   Legal Opinion.  A legal opinion from counsel for Buyer
                  -------------
     substantially in the form attached hereto as EXHIBIT D.
                                                  ---------

          8.3.6   Noncompetition Agreement.  A Noncompetition Agreement
                  ------------------------
     substantially in the form attached hereto as EXHIBIT A.
                                                  ---------

          8.4  Further Assurances.  At any time and from time to time after the
               ------------------
Closing Date, Buyer and Seller shall, upon the request of the other party, execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, such documents and instruments as shall be necessary to effect the intent of this Agreement and consummate the transaction contemplated by this Agreement.

                                   SECTION 9

              RIGHTS OF BUYER AND SELLER ON TERMINATION OR BREACH
              ---------------------------------------------------

       9.1  Termination Rights.  This Agreement may be terminated and the
            ------------------
transaction contemplated by this Agreement may be abandoned:

            9.1.1 At any time, by either Buyer or Seller if the other is in material breach or default of its respective covenants, agreements, or other obligations in this Agreement, or if any of the other's representations in this Agreement or any certificate, document or instrument delivered at Closing pursuant to Section 8.2 or 8.3, as
                                                   ------------------
       applicable (a "Transaction Document") are not true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate, except that the party in breach or default shall be given notice by the other party and an opportunity to begin and a reasonable period of time to diligently pursue a cure before the other party shall terminate this Agreement.

            9.1.2 By either Buyer or Seller, upon written notice to the other, if any of the conditions to its obligations set forth in Sections 7.1 and
                                                                ----------------
       7.2, respectively, shall not have been satisfied on or before the Outside
       ---
       Closing Date for any reason other than a material breach or default by such party of its respective covenants, agreements, or other obligations hereunder, or any of its representations herein not being true and accurate in all material respects when made or when otherwise required by this Agreement to be true and accurate in all material respects.

        9.1.3 If Seller has not obtained the approval of the Board of Directors of Intercable for this Agreement and the transaction contemplated hereby by June 30, 1998, Seller may terminate this Agreement.

        9.1.4 If, on or before the Closing Date, there has been a casualty or loss, whether or not covered by insurance, which is sufficiently substantial so as to preclude and prevent the resumption of normal operations of the System prior to Closing, either party may terminate this Agreement.

        9.1.5 By either party in the event that the EBS Adjustment Amount exceeds the EBS Adjustment Cap.

     9.2  Effect of Termination.
          ----------------------

          9.2.1  Costs and Return of Information.  Without limiting any other
                 -------------------------------
     provision of this SECTION 9.2, if the transaction contemplated by this
                       -----------
     Agreement is terminated and abandoned as provided herein: (i) each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or shareholders) shall be liable to any other party for any costs, expenses or damages except as expressly specified herein;
     (ii) each party shall re-deliver all documents, work papers and other materials of the other party relating to the transaction contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; (iii) all confidential information received by either party hereto shall be treated in accordance with SECTION 6.3 hereof,
                                                             -----------
     and (iv) neither party hereto shall have any liability or further obligation to the other party to this Agreement except (a) as stated in subparagraphs (ii) and (iii) of SECTION 9.2.1, and (b) to the extent
                                     -------------
     applicable, as set forth in SECTIONS 9.2.2 AND 9.2.3 AND 9.2.4 below.
                                 ----------------------------------

        9.2.2  Buyer's Remedies.  If both (a) this Agreement is terminated prior
               ----------------
     to Closing by Buyer pursuant to SECTION 9.1.1 and (b) Buyer is not in
                                     -------------
     breach in any material respect of any of its representations and warranties made herein or its covenants or agreements made herein, the Deposit and all accrued interest thereon shall be returned to Buyer, and Buyer shall have, in addition to its right to receive the Deposit and all accrued interest thereon, as its sole and exclusive remedy the right to receive Two Hundred Fifty Thousand Dollars ($250,000) as liquidated damages and not as a penalty; provided, however, that in no event shall Buyer be entitled to
              -----------------
     make any claim against Seller for, nor be entitled to damages from Seller for, any anticipated profits it lost as a result of Buyer's not acquiring the System; and provided further, that nothing in this Section 9.2.2 shall
                                                            -------------
     be an admission by Seller that Buyer shall be entitled to damages for anticipated profits under any circumstances.

        9.2.3  Seller's Remedies.  If both (a) this Agreement is terminated
               -----------------
     prior to the Closing by Seller pursuant to SECTION 9.1.1 and (b) Seller is
                                                -------------
     not in breach in any material respect of any of its representations and warranties made herein or its covenants or agreements made herein, then Seller shall have as its sole and exclusive remedy the right to receive the Deposit and all interest accrued thereon as liquidated damages and not as a penalty.

        9.2.4  Other Terminations and Return of Deposit.  If this Agreement is
               ----------------------------------------
     terminated prior to the Closing by either Buyer or Seller pursuant to SECTIONS 9.1.2, 9.1.3, 9.1.4 OR 9.1.5, then the Deposit and all accrued
     -------------------------------------
     interest thereon shall be returned to Buyer and neither party hereto shall have any liability or further obligation except as provided in
     SECTION 9.2.1.
     -------------

                                   SECTION 10

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES
                   ------------------------------------------

     10.1  Representations and Warranties.  All representations, warranties,
           ------------------------------
covenants and agreements contained in this Agreement and in any Transaction Document shall be deemed continuing representations, warranties, covenants and agreements and shall survive Closing for a period ending on the date which is one year after the Closing Date. If Closing occurs, neither party shall have liability to the other (for indemnification or otherwise) with respect to any representation or warranty unless, on or prior to the end of the applicable survival period, such party is given notice of a claim with respect thereto and specifying the factual basis of that claim in reasonable detail to the extent then known to the claiming party.

     10.2 Indemnification by Buyer.  Buyer shall indemnify and hold Seller
          ------------------------
harmless against and with respect to, and shall reimburse Seller for:

        10.2.1 Any and all losses, liabilities, or damages incurred by Seller and arising from or related to any untrue representation, breach of warranty, or nonfulfillment of any covenant by Buyer contained herein or in any certificate, document, or instrument delivered to Seller hereunder; or

        10.2.2 Any and all losses, liabilities, or damages resulting from Buyer's operation or ownership of the System after the Closing Date, including, but not limited to, any and all liabilities and obligations assumed by Buyer pursuant to the provisions of this Agreement.

        Indemnification hereunder shall include, but is not limited to, reasonable costs and attorney fees incurred by Seller in connection with any of the foregoing, provided, however, that no claims for consequential or punitive damages may be made hereunder.

     10.3 Indemnification by Seller.  Subject to the provisions of this ARTICLE
          -------------------------
10, Seller shall indemnify and hold Buyer harmless against and with respect to, and shall reimburse Buyer for:

        10.3.1 Any and all losses, liabilities, or damages incurred by Buyer and arising from or related to any untrue representation, breach of warranty, or nonfulfillment of any covenant by Seller contained herein or in any certificate, document, or instrument delivered to Buyer hereunder;

        10.3.2 All actual or purported liabilities and obligations of Seller, and all claims and demands made in respect thereof, whether or not known or asserted at or prior to the Closing except the those liabilities assumed by Buyer in accordance with the terms and provisions hereof; or

        10.3.3 Any and all losses, liabilities, or damages arising from or arising from third party claims related to Seller's operation or ownership of the System on or prior to the Closing Date, including, but not limited to, those claims relating to any instances of noncompliance with FCC rules and regulations relating to potential rate refund liability and rules and regulations of the Copyright Office relating to potential music copyright liability referred to in SECTION 3.15.
                              ------------

     Indemnification hereunder shall include, but is not limited to, reasonable costs and attorney fees incurred by Buyer in connection with any of the foregoing, provided, however, that no claims for consequential or punitive damages may be made hereunder.

     10.4 Procedure for Indemnified Third Party Claim.  Promptly after receipt
          -------------------------------------------
by a party entitled to indemnification under this Agreement (the "Indemnitee") of written notice of the assertion or the commencement of any claim with respect to any matter referred to in SECTION 10.2 OR 10.3, the Indemnitee shall give
                             --------------------
written notice thereof to the party from whom indemnification is sought pursuant hereto (the "Indemnitor") and thereafter shall keep the Indemnitor reasonably informed with respect thereto. Failure of the Indemnitee to give the Indemnitor notice as provided herein shall not relieve the Indemnitor of its obligations hereunder unless the Indemnitee's failure to give the Indemnitor timely notice materially limits or prejudices the Indemnitor's ability to defend, in which case such failure of the Indemnitee to give the Indemnitor notice shall relieve the Indemnitor of its indemnification obligations. In case any litigation shall be brought against any Indemnitee, the Indemnitor shall be entitled to participate in such litigation, such litigation may not be settled by the Indemnitee without the consent of the Indemnitor (which consent shall not be unreasonably withheld), and, at the request of the Indemnitee, the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the Indemnitor and the Indemnitee, at the Indemnitor's reasonable expense. If the Indemnitor and the Indemnitee cannot agree on the choice of a single counsel, both the Indemnitor and the Indemnitee shall have separate counsel at the Indemnitor's expense provided that Indemnitor's obligations hereunder with respect to expenses incurred by Indemnitee shall be limited to expenses and fees reasonably incurred by the Indemnitee. If the Indemnitor shall assume the defense of any litigation, it shall not settle the litigation unless the settlement shall include as an unconditional term thereof the giving by the claimant or the plaintiff of a release of the Indemnitee, satisfactory to the Indemnitee, from all liability with respect to such litigation.

     10.5 Determination of Indemnification Amounts.  Neither Seller nor Buyer
          ----------------------------------------
shall have liability under SECTIONS 10.2 AND 10.3, respectively, unless the
                           ----------------------
aggregate amount of losses otherwise subject to its indemnification obligations thereunder exceeds $25,000 (the "Threshold Amount"); provided, however, that when the losses of an Indemnitee exceed the Threshold Amount, the

Indemnitor shall be liable for the Indemnitee's aggregate Losses of the Threshold Amount and any Losses in excess of the Threshold Amount.

                                  SECTION 11

                                 MISCELLANEOUS
                                 -------------

       11.1  Notices.  All notices, demands, requests required or permitted to
             -------
be given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

     If to Seller:  Jones Cable Income Fund 1-B/C Venture
                    c/o Jones Intercable, Inc.
                    9697 East Mineral Avenue
                    Post Office Box 3309
                    Englewood, Colorado 80155-3309
                    Attention:  President
                    Facsimile:  (303) 799-4675

                    With copies to:

                    Jones Intercable, Inc.
                    9697 East Mineral Avenue
                    Post Office Box 3309
                    Englewood, Colorado 80155-3309
                    Attention:  General Counsel
                    Facsimile:  (303) 799-1644 and

                    Davis, Graham & Stubbs LLP
                    370 Seventeenth Street, Suite 4700
                    Post Office Box 185
                    Denver, Colorado 80202
                    Attention:  John L. McCabe
                    Facsimile:  (303) 892-7400

     If to Buyer:   TelePartners L.L.C.
                    11260 Aurora Avenue, Building 6
                    Des Moines, Iowa 50322
                    Attention:  Jay Eliason
                    Facsimile:  (515) 270-9181

                    With a copy to:

                    Davis, Brown, Koehn, Shors & Roberts, P.C.
                    666 Walnut Street, Suite 2500
                    Des Moines, Iowa 50309
                    Attention:      M. Daniel Waters
                    Facsimile:      (515) 243-0654

     11.2 Assignment; Binding Effect.  Neither party may assign this Agreement
          --------------------------
or any interest herein without the prior written consent of the other party. Subject to the foregoing, this Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.3 Governing Law.  This Agreement shall be governed, construed and
          -------------
enforced in accordance with the laws of the State of Nebraska without giving effect to the principles of conflicts of law of such state.

     11.4 Entire Agreement.  This Agreement, all schedules and exhibits hereto,
          ----------------
and all documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules and exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein.

     11.5 Severability.  The enforceability or invalidity of any paragraph or
          ------------
subparagraph of this Agreement shall not effect the validity of this Agreement.

     11.6 Expenses.  Each party shall bear its own expenses and the fees and
          --------
expenses of its legal counsel, accountants and experts incurred in connection with the preparation of this Agreement and the consummation of the transactions contemplated by this Agreement.

     11.7 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts with the same effect as if all of the signatures on such counterparts appeared on one document. All executed counterparts shall together constitute one and the same agreement.

     11.8 Commercially Reasonable Efforts.  For purposes of this Agreement,
          -------------------------------
"commercially reasonable efforts" will not be deemed to require a party to undertake extraordinary measures, including, the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

     11.9 Press Releases.  No press release or public disclosure, either written
          --------------
or oral, of the existence or terms of this Agreement shall be made by either Buyer or Seller prior to the Closing without the consent of the other, and Buyer and Seller shall each furnish to the other advance copies of any release which it proposes to make public concerning this Agreement or the transactions contemplated hereby and the date upon which Buyer or Seller, as the case may be, proposes to make such press release. This provision shall not, however, be construed to prohibit any party from making any disclosures in accordance with the rules and regulations of any governmental authority with which it is required to comply under any legal requirement, or from filing this agreement with, or disclosing the terms of this Agreement to, any governmentally regulated institutional lender to such party.

     11.10  Third Parties, Joint Ventures.  This Agreement constitutes an
            -----------------------------
agreement solely among the parties hereto, and, except as otherwise provided herein, is not intended to and will not confer any rights, remedies, obligations, or liabilities, legal or equitable, including any right of employment, on any person (including but not limited to any employee or former employee of Seller) other than the parties hereto and their respective successors, or assigns, or otherwise constitute any person a third party beneficiary under or by reason of this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the parties hereto partners or participants in a joint venture.

     11.11  Construction.  This Agreement has been negotiated by Buyer and
            ------------
Seller and their respective legal counsel, and legal or equitable principles that might require the construction of this Agreement or any provision of this Agreement against the party drafting this Agreement shall not apply in any construction or interpretation of this Agreement.

     11.12  Attorneys' Fees; Claims.  Notwithstanding any other provision of
            -----------------------
this Agreement, the prevailing party in any litigation between Seller and Buyer with respect to this Agreement or the transactions contemplated hereby shall be entitled to recover from the non-prevailing party its reasonable attorneys' fees and costs of litigation, provided, however, that no claims for lost profits, or consequential or punitive damages may be made hereunder.


                                   *********

     IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties effective as of the date first written above.

                              SELLER:

                              JONES CABLE INCOME FUND 1-B/C VENTURE,
                              a Colorado general partnership

                              By:   Jones Cable Income Fund 1-B, Ltd.,
                                    a General Partner

                              By:   Jones Cable Income Fund 1-C, Ltd.,
                                    a General Partner

                              By:   Jones Intercable, Inc.,
                                    their General Partner


                              By:   /s/ James B. O'Brien
                                    -------------------------
                                    Name:  James B. O'Brien
                                           ------------------
                                    Title: President
                                           ------------------


                              BUYER:

                              TELEPARTNERS L.L.C.,
                              an Iowa limited liability company


                              By:   /s/ Jay R. Eliason
                                    -------------------------
                                    Name:  Jay R. Eliason
                                           ------------------
                                    Title: Manager
                                           ------------------